UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 27, 2005

Cowlitz Bancorporation
(Exact Name of Registrant as specified in its charter)

Washington	0-23881	91 - 529841
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation)

927 Commerce Ave.
Longview, Washington 98632
Address of Principal Executive Office and Zip Code

Registrant's telephone number including area code 360-423-9088

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR
240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR
240.13e-4(c))

Item 1.01     Entry into a Material Definitive Agreement

        On October 26, 2005, the registrant entered into a Supplemental Executive Retirement Plan ("SERP") agreement with its President and Chief Executive Officer, Mr. Richard Fitzpatrick. In Mr. Fitzpatrick's employment agreement dated February 10, 2003, Cowlitz had previously agreed to provide Mr. Fitzpatrick with supplemental retirement benefits under an agreement to be subsequently executed. Under the terms of the newly executed SERP, if Mr. Fitzpatrick remains employed until age 65, he will receive monthly benefits until the later of his death or his spouse's death, or if his employment terminates before age 65, he will begin receiving benefits at age 65 and such benefits will continue until the later of his death or his spouse's death. The aggregate retirement benefit is determined actuarially so that the aggregate amount paid until termination of the benefit will equal the average of his three highest years of base salary and bonus multiplied by (a) 1.5%, (b) the number of whole plus fractional years of his employment with Cowlitz, and (c) the number of whole plus fractional years of his predicted life expectancy after age 65. If Mr. Fitzpatrick dies while employed by Cowlitz, his spouse will receive payments starting on the date Mr. Fitzpatrick would have reached age 65 until his spouse's death, based on annuitizing the amount accrued for the SERP benefit for her life expectancy.

        On October 27, 2005, Cowlitz entered into an amendment to the Employment Agreement with the Chief Credit Administrator, Mr. Ernie Ballou, primarily to revise the terms of Mr. Ballou's non-competition covenant. The amendment imposes restrictive covenants identical in duration to those previously provided in his employment agreement, but with a different scope of restriction. The amendment more narrowly prohibits Mr. Ballou, following termination of his employment, from associating with any other financial institution or mortgage company or their affiliates, the majority of the deposits or loans of which are generated or held by a branch or offices in Cowlitz County, Washington and also restricts him, following termination of his employment from devoting more than 50% of his time, with any other financial institution or mortgage company, to operations in Cowlitz County.

Item 9.01 Financial Statements and Exhibits.
(a)	Not applicable.
(b)	Not applicable.
(c)	Exhibits.
10.1 Supplemental Executive Retirement Plan for Rich Fitzpatrick
10.2 Amendment to Employment Agreement with Ernie Ballou

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COWLITZ BANCORPORATION (Registrant)

Date:	November 1, 2005	By:	/s/ Richard J. Fitzpatrick
Richard J. Fitzpatrick, Chief Executive Officer